Exhibit 99.1

FLEETWOOD REPORTS RESULTS FOR FIRST QUARTER FISCAL 2006

Riverside, Calif., September 8, 2005 — Fleetwood Enterprises, Inc. (NYSE:FLE), one of the nation’s leading producers of recreational vehicles and manufactured housing, announced today its results for the first quarter of fiscal 2006. For the 14-week period ended July 31, 2005, the Company reported a loss from continuing operations of $17.4 million or $0.31 per diluted share, compared with income from continuing operations of $12.5 million or $0.21 per diluted share in the 13-week first quarter of 2005. The current quarter’s results include a non-cash charge of $10.5 million, resulting from the Company’s determination that its available tax strategies were sufficient to support a deferred tax asset of $64.3 million, a reduction of $10.5 million from fiscal year-end. The reduction is primarily a result of the increase in market value of Fleetwood’s 6% convertible trust preferred securities during the first quarter of fiscal 2006.

The net loss for the quarter, including discontinued operations, totaled $29.6 million or $0.53 per diluted share, compared with net income of $5.6 million or $0.11 per diluted share for the first quarter last year. The results for the first quarter include a loss from discontinued operations of $12.1 million compared with a loss of $6.9 million in the prior year. Discontinued operations include the manufactured housing retail and financial services businesses. The majority of the assets related to these businesses were recently sold.

Company revenues from continuing operations totaled $616.5 million in the first quarter, down 7 percent from $659.4 million in the prior year. The Housing Group’s revenues increased 4 percent, which were more than offset by the decline in RV Group revenues of 13 percent. The Company had an operating loss of $0.9 million in the first quarter compared to an operating profit of $22.5 million in the prior year.  The current quarter results include restructuring charges, primarily severance costs, of $4.3 million.

“Our operating results were virtually at breakeven, despite restructuring charges and incremental costs related to the successful elimination of excess RV inventory,” said Elden L. Smith, president and chief executive officer. “While our bottom-line results are not yet satisfactory, I am pleased with the progress we have made toward our objective of consistent profitability.”

The RV Group recorded an operating loss of $5.1 million in the quarter, compared with operating income of $15.6 million last year. The motor home division earned operating income of $5.2 million, down from $16.9 million in the prior year. Travel trailers lost $8.7 million compared with a slightly above-breakeven performance last year. Folding trailers lost $1.6 million compared with a loss of $1.7 million in the prior year. These less favorable results were primarily attributable to lower revenues, which were $423.2 million compared with $485.7 million in the prior year, coupled with lower gross margins caused by higher commodity and labor costs. Sales of motor homes declined 6 percent to $297.8 million from $317.9 million last year, travel trailers fell 28 percent to $104.8 million from $146.4 million and folding trailer sales decreased by 4 percent to $20.6 million from $21.4 million.

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“The negative comparison of this year’s first quarter RV results to those of the prior year partially reflects the recent deterioration in the strength of the RV market, particularly for Class A motor homes,” Smith said. “In addition, market share losses in our travel trailer division over the past year and our successful efforts to complete the rightsizing of our in-house finished goods inventories during the quarter contributed to the unfavorable contrast. We are now, however, in a good position to resume more normal production schedules and to benefit from any uptick in retail sales. Further, in recent months we have been focusing on those areas where we have lost market penetration and on reacting more quickly to the market with the timely introduction of new products.”

The Housing Group earned $5.0 million in operating income for the quarter, compared with $6.1 million last year. Restructuring costs of $3 million are included in the most recent quarter. Manufactured housing revenues in the first quarter rose 4 percent to $204.3 million from $195.7 million in the prior year.

“The manufactured housing industry has seen little growth thus far in calendar 2005,” Smith said.  “The rise in our sales year over year is a result of increased market share. We continue to be optimistic about the gradual entry of new lenders and the increased level of participation of existing lenders, but the financing environment remains constrained. We expect the continuing reduction in the number of repossessed homes in inventory to be a positive factor in the months ahead.”

In July 2005, substantially all of the Company’s manufactured housing loan portfolio was sold for proceeds of $74.7 million. Following the closing of the sale, borrowings associated with the finance unit were retired, resulting in net proceeds of $28.2 million. In August 2005, after the end of the first quarter, substantially all of the assets of the retail business were sold for an aggregate price of $74 million before certain purchase price and closing adjustments. The combination of these transactions is expected to be approximately cash neutral after settlement of remaining working capital balances, retail flooring borrowings and the portion of the senior credit facility relating to the retail business.

“The fact that substantially all of our discontinued operations have now been sold is positive news,” Smith said. “We can now return our focus to our traditional strengths in manufacturing. Clearly, our largest remaining challenge is in the travel trailer division. When we have successfully met that challenge, the prospects for improvement in the overall financial health of Fleetwood are significant. While other operations of the Company did not perform to their full potential this quarter, we are confident that the right pieces are in place to provide consistent improvement going forward.

“In addition, it appears that we will be providing emergency shelter for the areas devastated by Hurricane Katrina,” Smith continued. “We are committed to doing all we can to put survivors in safe, comfortable housing as quickly as possible. We have the capacity and experience to rapidly produce quality homes, travel trailers and motor homes in high volume. We know this can’t compensate for the devastating losses experienced, but we hope that providing shelter for the survivors will set them on the road to recovery.

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“With all of these factors in mind, we currently expect modest improvement in our operating results for the second quarter of fiscal 2006 compared to the first quarter, as well as significantly improved results from discontinued operations,” Smith concluded. “However, the outlook remains difficult to predict due to the potential effects of hurricane relief efforts and market uncertainties, particularly as they may affect the RV Group.”

The Company has scheduled a conference call with analysts and investors to discuss quarterly results. The call is scheduled for 1:30 p.m. EDT/10:30 a.m. PDT on Thursday, September 8, 2005, and will be broadcast live over the Internet at www.streetevents.com and www.earnings.com. It also will be accessible from the Company’s website, www.fleetwood.com. An archive of the call will be available on all three sites shortly after the conclusion of the call.

About Fleetwood

Fleetwood Enterprises, Inc. is a leading producer of recreational vehicles and manufactured homes. This Fortune 1000 company, headquartered in Riverside, Calif., is dedicated to providing quality, innovative products that offer exceptional value to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle, manufactured housing and supply subsidiary plants. For more information, visit the Company’s website at www.fleetwood.com.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood’s management as well as assumptions made by, and information currently available to, Fleetwood’s management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood’s 10-K and other SEC filings. These risks and uncertainties include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; continued acceptance of the Company’s products; the potential impact on demand for Fleetwood’s products as a result of changes in consumer confidence levels; the effect of global tensions on consumer confidence; expenses and uncertainties associated with the introduction and manufacturing of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; the price of gasoline as it might impact recreational vehicle sales; availability and pricing of raw materials; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the Company’s ability to obtain financing needed in order to execute its business strategies. Actual results, events and performance may differ materially.